UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38597	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Fifth Avenue, 30th Floor New York, New York 10019
(Address, including zip code, of Principal Executive Offices) Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A Common Stock, $0.01 par value	AFIN	The Nasdaq Global Select Market
7.50% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value	AFINP	The Nasdaq Global Select Market
Preferred Stock Purchase Rights		The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement with Column Financial

On July 24, 2020, American Finance Trust, Inc. (the “Company”), through wholly owned borrower subsidiaries of its operating partnership, American Finance Operating Partnership, L.P. (the “OP”), entered into a loan agreement with Column Financial, Inc. for a $715.0 million loan. The loan is secured by, among other things, a first mortgage on 368 single-tenant properties located in 41 states and the District of Columbia and totaling approximately 7.1 million square feet. The loan agreement permits the lender to either securitize the loan or any portion thereof or bifurcate the loan into a senior mortgage loan and a subordinate mezzanine loan.

The loan bears interest at a fixed rate of 3.743% and matures on August 6, 2025. The loan requires payments of interest only, with the principal balance due on the maturity date. The loan may be prepaid at any time, in whole or in part, subject to payment of a yield maintenance premium for any prepayments made prior to April 6, 2025. The loan agreement also contains provisions pursuant to which, subject to certain conditions and limitations, mortgaged properties may be released or replaced and provisions related to circumstances under which all rent and other revenue received from the mortgaged properties will be directly deposited into a bank account controlled by the lender and used to pay obligations under the loan.

At closing, of the approximately $697.1 million of net proceeds from the loan after fees and expenses, $696.2 million was used to repay $499.0 million for a mortgage loan originally due September 2020 bearing an interest rate of 4.36% per annum, and the remainder was used to repay outstanding amounts under the Company’s corporate credit facility.

Of the 368 single tenant properties secured under the new loan, 223 were previously held as collateral under the mortgage loan originally due September 2020, and all but one of the remaining properties were part of the borrowing base under the corporate credit facility.

The loan is nonrecourse to the borrowers, except for certain enumerated recourse liabilities of the borrowers under the loan agreement, which the OP has guaranteed pursuant to a limited recourse guaranty in favor of the lender. The guaranty also requires the OP to maintain a minimum net worth of $1.0 billion. In addition, the OP and the borrowers have indemnified the lender, pursuant to an environmental indemnity agreement, against certain environmental liabilities.

Column Financial, Inc. or one of its affiliates is a lender under one of the Company’s other mortgage loans.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the loan agreement, the guaranty and the environmental indemnity, copies of which are filed herewith as Exhibits 10.1-10.3 and incorporated herein by reference.

New Property Management and Leasing Agreement

On July 24, 2020, in connection with the loan agreement, all but one of the borrowers entered into a new property management and leasing agreement with American Finance Properties, LLC (the “Property Manager”) with respect to all but one of mortgaged properties, all of which are double- and triple-net leased single-tenant properties. The Company’s other double- and triple-net leased single-tenant properties are managed by the Property Manager pursuant to an existing property management and leasing agreement, which provides that the Company is responsible for all costs and expenses of managing the properties, except for general overhead and administrative expenses of the Property Manager, and also provides for automatic renewals for successive one-year terms unless terminated 60 days prior to the end of a term or terminated for cause. The new property management and leasing agreement is identical to this existing property management and leasing agreement, except that the new property management and leasing agreement does not permit the Property Manager to subcontract its duties to third parties.

The relationships between the Company, on the one hand, and the Property Manager and its affiliates (including without limitation the Company’s external advisor, American Finance Advisors, LLC), and related transactions are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2020 and other filings with the SEC made by the Company.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the new property management and leasing agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

Credit Facility Amendment

On July 24, 2020, the Company, through the OP as the borrower thereunder, entered into an amendment to the Company's corporate credit facility with BMO Harris Bank, N.A. as administrative agent, and the other lenders party thereto. The amendment is effective as of April 1, 2020 and is designed to provide the Company with additional flexibility during the period from April 1, 2020 through March 31, 2021 (the “Adjustment Period”) to continue addressing the adverse impacts of the COVID-19 pandemic. The amendment revises specific provisions in the credit facility governing: (i) the payment of dividends; (ii) leverage coverage; (iii) borrowing availability; (iv) fixed charge coverage; (v) the interest rate; and (vi) acquisitions. These revisions are generally only effective during the Adjustment Period, after which the previously effective terms of the credit facility will be reinstated. Please see the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020 and other filings by the Company with the SEC for more details on these previously effective terms.

•	Payment of Dividends. During the Adjustment Period, (i) the Company is permitted to continue to pay dividends on its 7.50% Series A cumulative redeemable perpetual preferred stock and its Class A common stock at the current annualized per-share rates without satisfying any further tests for the fiscal quarter ended June 30, 2020 and the fiscal quarter ending September 30, 2020, and (ii) the Company will generally be permitted to pay dividends on its 7.50% Series A cumulative redeemable perpetual preferred stock and its Class A common stock and other distributions in an aggregate amount of up to 105% of annualized MFFO (as defined in the credit facility) for a look-back period of two consecutive fiscal quarters for the fiscal quarter ending December 31, 2020 and a look-back period of three consecutive fiscal quarters for the fiscal quarter ending March 31, 2021 if, as of the last day of the period, after giving effect to the payment of those dividends and distributions, the Company has a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $125.0 million. If this level of liquidity is not maintained, the applicable threshold percentage of MFFO will be 95% instead of 105%. If applicable, during the continuance of an event of default under the credit facility, the Company may not pay dividends or other distributions in excess of the amount necessary for the Company to maintain its status as a REIT.

During the Adjustment Period, the Company may not repurchase shares by tender offer or otherwise.

•	Leverage. During the Adjustment Period, the calculation of Total Asset Value (as defined in the credit facility) — which serves as the basis for the denominator used to calculate the maximum consolidated leverage, maximum consolidated secured leverage and maximum other recourse debt to total asset value financial maintenance covenants in the credit facility — will be adjusted such that the value ascribed to the Company’s multi-tenant properties purchased through June 30, 2020 will generally be decreased by 10% for the duration of the Adjustment Period.

During the Adjustment Period, the OP must maintain, as of the end of each month starting with June 2020, a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $100.0 million.

•	Borrowing Availability. The amount available for future borrowings under the credit facility is based on the lesser of (i) 60% of the value of the pool of eligible unencumbered real estate assets comprising the borrowing base, and (ii) a maximum amount of total unsecured indebtedness that could be incurred while maintaining a minimum unsecured interest coverage ratio with respect to the borrowing base, in each case, as of the determination date. During the Adjustment Period, (a) the value of all eligible unencumbered real estate assets comprising the borrowing base purchased through June 30, 2020 will generally be decreased by 10%, and (b) the minimum unsecured interest coverage ratio required to be maintained by the eligible unencumbered real estate assets comprising the borrowing base will be decreased during the fiscal quarter ended June 30, 2020 and increased during the other fiscal quarters of the Adjustment Period.

Pursuant to the amendment, the amount available for borrowings as of June 30, 2020 will be calculated giving effect to the closing of the loan described above under “Loan Agreement with Column Financial” when (i) $197.3 million outstanding under the credit facility was repaid, (ii) 144 properties securing the loan and one multi-tenant property that had served as part of the pool of eligible unencumbered real estate assets comprising the borrowing base under the credit facility were removed from the borrowing base, and (iii) 30 of the Company’s unencumbered single-tenant net leased properties were added to the borrowing base. Calculated on this basis, the Company had a total borrowing capacity under the credit facility of $328.1 million as of the closing of the amendment to the credit facility on a pro forma basis as of April 1, 2020 with $305.9 million of this amount outstanding, inclusive of two letters of credit totaling $1.7 million, and $22.2 million remaining available for future borrowings.

•	Fixed Charges Coverage. During the Adjustment Period, the minimum fixed charge coverage ratio financial maintenance covenant in the credit facility will be decreased.

•	Interest Rate. Borrowings under the credit facility bear interest at either (i) the Base Rate (as defined in the credit facility) plus an applicable margin ranging from 0.60% to 1.20%, depending on the Company’s consolidated leverage ratio, or (ii) LIBOR plus an applicable margin ranging from 1.60% to 2.20%, depending on the Company’s consolidated leverage ratio. From July 24, 2020 until delivery of the compliance certificate for the fiscal quarter ending June 30, 2021, the margin will be 1.50% with respect to the Base Rate and 2.50% with respect to LIBOR regardless of the Company’s consolidated leverage ratio. Pursuant to the amendment, the “floor” on LIBOR was increased from 0.00% to 0.25%.

The Company anticipates that LIBOR will only be available in substantially its current form until the end of 2021. The amendment includes provisions related to the anticipated transition from LIBOR to an alternative benchmark rate under the credit facility.

•	Acquisitions. During the Adjustment Period, (i) all properties acquired with proceeds from the borrowings under the credit facility must be added to the borrowing base, and (ii) the Company is prohibited from acquiring any multi-tenant properties and from making certain other investments. Following the amendment, the Company is also restricted from using proceeds from borrowings under the credit facility to accumulate or maintain cash or cash equivalents in excess of amounts necessary to meet current working capital requirements, as determined in good faith by the OP.

An affiliate of BMO Harris Bank N.A. and certain of the other lenders under the credit facility or their affiliates are also agents under either or both of the Company’s “at the market” equity offering programs.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the amendment, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading Loan Agreement with Column Financial in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2020, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1. The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description
10.1	Loan Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto, as borrowers, and Column Financial, Inc., as lender
10.2	Limited Recourse Guaranty, dated as of July 24, 2020, by American Finance Operating Partnership, L.P. in favor of Column Financial, Inc.
10.3	Environmental Indemnity Agreement, dated as of July 24, 2020, by and among the entities listed on Schedule I thereto, American Finance Operating Partnership, L.P. and Column Financial, Inc.
10.4	Property Management and Leasing Agreement, dated as of July 24, 2020, by and among the parties identified on Exhibit A thereto and American Finance Properties, LLC
10.5	Third Amendment to Credit Agreement and Consent, entered into as of July 24, 2020 and effective as of April 1, 2020, among American Finance Operating Partnership, L.P., a Delaware limited partnership, Genie Acquisition, LLC, American Finance Trust, Inc., the other guarantors party thereto, the lenders party hereto, and BMO Harris Bank N.A., as administrative agent
99.1	Press Release dated July 27, 2020
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

By:	/s/ Edward M. Weil, Jr.
Edward M. Weil, Jr.
Chief Executive Officer and President (Principal Executive Officer)

Dated: July 28, 2020